                                                                     EXHIBIT 4.2

                                    AMENDMENT
                                       TO
                           ANDREW PROFIT SHARING TRUST
                    (As Amended and Restated October 1, 2000)

          WHEREAS, Andrew Corporation (the "Company") maintains the Andrew Profit Sharing Trust (the "Plan"); and

          WHEREAS, amendment of the Plan is now deemed desirable,

          NOW, THEREFORE, by virtue and in exercise of the amendment authority reserved to the Plan Committee pursuant to Section 11.1 of the Plan, the Plan is hereby amended by deleting Section 9.2 of the Plan and substituting the following new Section 9.2 therefore:

          "9.2. IN-SERVICE WITHDRAWALS. A Participant whose Termination Date has not yet occurred may elect a withdrawal from his or her Accounts under the Plan in the order set forth below:

               (a) up to 100% of the Participant's Cash Savings Contributions made prior to January 1, 1987;

               (b) if the Participant has attained age 59-1/2, the amount credited to the Participant's Cash Deferral Account;

               (c) if the Participant is eligible for a Hardship Withdrawal, the amount described in Section 9.3; and

               (d) if the Participant has attained age 65, the amount credited to the Participant's Rollover Account, Cash Savings Account after December 31, 1986, Matching Account, Profit Sharing Account and Merger Account.

Withdrawals under this Section 9.2 shall be made at such times and in such form as established by the Committee, which may include rules relating to elections by telephone or other electronic media, and shall be subject to such other rules and limitations as the Committee may determine. Unless determined otherwise by the Committee, withdrawals may not be made more than once in any calendar quarter and, except with respect to a withdrawal under paragraph (d) above, only if the Participant has not first requested and obtained a loan in such calendar quarter, unless the loan request is made concurrently with the withdrawal request as a combined withdrawal/loan. Unless determined otherwise by the Committee, withdrawals from the Company Stock Fund-Variable Account shall only be permitted if the Participant has not already directed a discretionary sale or purchase in such fund (other than purchases attributable to ongoing payroll deductions) during the calendar quarter in which the withdrawal request is made."

          IN WITNESS WHEREOF, the undersigned Secretary of the Plan Committee hereby certifies that the foregoing amendment was adopted by the Plan Committee on December 3, 2001.

                                              By:  /s/  James F. Petelle
                                                  -----------------------------


                                              Its:  Vice President and Secretary
                                                  ----------------------------

                                 FIRST AMENDMENT
                                       TO
                           ANDREW PROFIT SHARING TRUST
               (As Amended and Restated Effective October 1, 2000)

          WHEREAS, Andrew Corporation ("Andrew") maintains the Andrew Profit Sharing Trust (the "Plan");

          WHEREAS, it is now deemed desirable to amend the Plan to reflect certain provisions requested by the Internal Revenue Service in connection with receiving a favorable determination letter with respect to the tax-qualified status of the Plan;

          NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Plan Committee under Section 11.1 of the Plan, the Plan is hereby amended in the following particulars:

          1. Effective October 1, 2000, by deleting the phrase "sections 125 or 402 of the Code" where it appears in the first sentence of Section 2.5 of the Plan and substituting the phrase "sections 125, 132(f)(4) or 402 of the Code" therefor; and effective July 1, 1998, by inserting the following sentence at the end of Section 2.5:

          "For Plan Years beginning on and after October 1, 1997, the family aggregation rules under Code Section 401(a)(17) will no longer apply."

          2. Effective July 1, 1998, by inserting the phrase "Effective December 12, 1994 an employee" for the phrase "An employee" where the latter phrase appears in Section 2.19(e) of the Plan.

          3. Effective October 1, 2000, by inserting the following sentence at the end of Section 2.33 of the Plan:

          "For Plan Years beginning on and after October 1, 1997, the family aggregation rules under Code Section 401(a)(17) will no longer apply."

          4.   Effective July 1, 1998, by substituting the following for Section
4.6 of the Plan:

          "4.6. RETURN FROM MILITARY SERVICE. A Participant returning to active employment within the period prescribed by law after a period of qualified military service may elect to make Cash Deferrals and Cash Savings Contributions for the period of qualified military service to the extent and within the period prescribed under Code Section 414(u). Such a Participant shall also be entitled to Profit Sharing Contributions under Section 5.1 and Discretionary Contributions under Section 5.3, if any, for the period of qualified military service to the extent prescribed under Code Section 414(u). Any such make-up contributions shall not be credited with earnings retroactively for the period of qualified military service, but make-up Cash Deferrals, if any, shall be eligible for Matching Contributions as if such deferrals had been made during the period of qualified military service. Elections under this Section 4.6 shall be made in accordance with procedures established by the Committee. Effective December 12, 1994, this Section 4.6 shall be administered consistent with the requirements of Section 414(u) of the Code."

          5. Effective for limitation years beginning after December 31, 1994, by substituting the phrase "$30,000, adjusted to take into account" for the phrase "adjusted to take into account" where the latter phrase appears in paragraph 6.2(a) of the Plan; and effective July 1, 1998 by substituting the phrase "25 percent of the compensation" for the phrase "of the compensation" where the latter phrase appears in paragraph 6.2(b) of the Plan.

          6. Effective January 1, 2000, by adding the following sentence at the end of paragraph 10.7(a) of the Plan:

          "Effective January 1, 2000, hardship withdrawals, as defined in Code
          Section 401(k)(2)(B)(i)(IV), which are attributable to the Participant's elective contributions under Treasury Reg. Section 1.401(k)-1(d)(2)(ii) shall be excluded from the definition of eligible rollover distribution."

          IN WITNESS WHEREOF, the undersigned Secretary of the Plan Committee hereby certifies that the foregoing amendment was adopted by the Plan Committee on December 3, 2001.

                                              By:   /s/  James F. Petelle
                                                   -----------------------------


                                              Its:  Vice President and Secretary
                                                   -----------------------------

                           ANDREW PROFIT SHARING TRUST
            (As Amended and Restated Effective as of October 1, 2000)


ARTICLE I.            INTRODUCTION...............................................................................1

     1.1.             History, Purpose and Effective Date........................................................1

ARTICLE II.           DEFINITIONS................................................................................1

     2.1.             Accounts...................................................................................1
     2.2.             Actual Contribution Percentage.............................................................1
     2.3.             Actual Deferral Percentage.................................................................1
     2.4.             Affiliate..................................................................................1
     2.5.             Allocable Compensation.....................................................................2
     2.6.             Beneficiary................................................................................2
     2.7.             Board of Directors.........................................................................2
     2.8.             Cash Deferral Account......................................................................2
     2.9.             Cash Deferrals.............................................................................2
     2.10.            Cash Savings Account.......................................................................2
     2.11.            Cash Savings Contributions.................................................................2
     2.12.            Code.......................................................................................2
     2.13.            Committee..................................................................................2
     2.14.            Company....................................................................................2
     2.15.            Discretionary Contributions................................................................2
     2.16.            Employee...................................................................................2
     2.17.            Employer...................................................................................3
     2.18.            Highly Compensated Employee................................................................3
     2.19.            Hour of Service............................................................................3
     2.20.            Matching Account...........................................................................5
     2.21.            Matching Contributions.....................................................................5
     2.22.            Merger Account.............................................................................5
     2.23.            Non-Highly Compensated Employee............................................................5
     2.24.            One-Year Break in Service..................................................................5
     2.25.            Participant................................................................................5
     2.26.            Plan Administrator.........................................................................5
     2.27.            Plan Year..................................................................................5
     2.28.            Profit Sharing Account.....................................................................5
     2.29.            Profit Sharing Contribution................................................................5
     2.30.            Profit Sharing Earnings Base...............................................................5
     2.31.            Rollover Account...........................................................................6
     2.32.            Termination Date...........................................................................6
     2.33.            Total Compensation.........................................................................6
     2.34.            Trustee....................................................................................6
     2.35.            Year of Eligibility Service................................................................6
     2.36.            Year of Service............................................................................7

ARTICLE III.          ELIGIBILITY................................................................................7

     3.1.             Eligibility................................................................................7



     3.2.             Trustee-to-Trustee Transfers...............................................................7
     3.3.             Rollover from Another Plan.................................................................7
     3.4.             Inactive Participation.....................................................................7

ARTICLE IV.           PARTICIPANT CONTRIBUTIONS..................................................................7

     4.1.             Cash Deferrals.............................................................................7
     4.2.             Cash Savings Contributions.................................................................8
     4.3.             Total Cash Deferrals and Cash Savings Contributions........................................8
     4.4.             Payment of Cash Deferrals and Cash Savings Contributions...................................8
     4.5.             Elections, Variation, Discontinuance and Resumption of Contributions.......................8
     4.6.             Return from Military Service...............................................................8

ARTICLE V.            EMPLOYER CONTRIBUTIONS.....................................................................8

     5.1.             Profit Sharing Contributions...............................................................8
     5.2.             Matching Contributions.....................................................................8
     5.3.             Discretionary Contributions................................................................9
     5.4.             Payment of Employer Contributions..........................................................9
     5.5.             Limitations on Amount of Employer Contributions............................................9

ARTICLE VI.           LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS...............................................9

     6.1.             Reduction of Contribution Rates............................................................9
     6.2.             Limitations on Annual Additions............................................................9
     6.3.             Annual Limit on Cash Deferrals............................................................10
     6.4.             Nondiscrimination Testing for Cash Deferrals..............................................10
     6.5.             Correction of Excess Cash Deferrals.......................................................10
     6.6.             Nondiscrimination Testing for Cash Savings and Matching Contributions.....................11
     6.7.             Correction of Excess Cash Savings and Matching Contributions..............................11
     6.8.             Multiple Use of Alternative Limitation....................................................12

ARTICLE VII.          PARTICIPANTS' ACCOUNTS AND VESTING........................................................12

     7.1.             Establishment of Participant's Accounts...................................................12
     7.2.             Determination of Vested Interest..........................................................12
     7.3.             Accelerated Vesting.......................................................................13
     7.4.             Breaks in Service.........................................................................13

ARTICLE VIII.         INVESTMENT OF ACCOUNTS....................................................................13

     8.1.             Establishment of Investment Funds.........................................................13
     8.2.             Participant's Election to Invest in Funds.................................................13
     8.3.             Transfers Among Investment Funds..........................................................14
     8.4.             Special Rules Regarding Insider Trading...................................................14

ARTICLE IX.           LOANS AND WITHDRAWALS OF CONTRIBUTIONS WHILE EMPLOYED.....................................14

     9.1.             Loans to Participants.....................................................................14
     9.2.             In-Service Withdrawals....................................................................15



     9.3.             Hardship Withdrawals......................................................................16
     9.4.             Form of Withdrawals.......................................................................17
     9.5.             Transfers to Foreign Affiliates...........................................................17

ARTICLE X.            DISTRIBUTIONS.............................................................................17

     10.1.            Distributions to Participants After Termination of Employment.............................17
     10.2.            Payments to Beneficiaries.................................................................18
     10.3.            Limits on Commencement and Duration of Distributions......................................18
     10.4.            Beneficiary Designations..................................................................19
     10.5.            Forfeitures and Restorations of Unvested Contributions....................................19
     10.6.            Form of Payment...........................................................................20
     10.7.            Direct Rollovers..........................................................................20

ARTICLE XI.           AMENDMENT AND TERMINATION.................................................................21

     11.1.            Amendment.................................................................................21
     11.2.            Termination...............................................................................21
     11.3.            Payment of Participant Accounts...........................................................21
     11.4.            Plan Merger, Consolidation or Transfer....................................................22

ARTICLE XII.          ADMINISTRATION............................................................................22

     12.1.            Allocation of Fiduciary Duties............................................................22
     12.2.            Duties of Plan Administrator..............................................................22
     12.3.            The Committee.............................................................................22
     12.4.            Committee Decision Final..................................................................23
     12.5.            Directions to Trustee from Committee......................................................23
     12.6.            Committee Procedures......................................................................23
     12.7.            Information to be Supplied by Participants................................................23
     12.8.            Claims Procedure..........................................................................24
     12.9.            Plan Expenses.............................................................................24
     12.10.           Indemnification of Committee..............................................................24
     12.11.           Exercise of Fiduciary Duty................................................................24

ARTICLE XIII.         MISCELLANEOUS.............................................................................25

     13.1.            Rights in Trust...........................................................................25
     13.2.            Limitation of Participant Rights..........................................................25
     13.3.            Non-alienation............................................................................25
     13.4.            Payment Upon Incapacity...................................................................25
     13.5.            Severability..............................................................................25
     13.6.            Governing Law.............................................................................26
     13.7.            Action by Employers.......................................................................26

ARTICLE XIV.          TOP-HEAVY RULES...........................................................................26

     14.1.            Requirements in Years Plan is Top-Heavy...................................................26
     14.2.            Definitions...............................................................................27

                           ANDREW PROFIT SHARING TRUST
            (As Amended and Restated Effective as of October 1, 2000)


ARTICLE I.     INTRODUCTION

     1.1. HISTORY, PURPOSE AND EFFECTIVE DATE. Effective February 21, 1946, Andrew Corporation (formerly known as Andrew Co.) established a profit sharing plan and profit sharing trust known as the Andrew Co. Profit Sharing Trust to assist eligible employees in providing for their future security. The profit sharing plan and trust have been amended from time to time and, effective July 1, 1998, the profit sharing trust was continued in a separate document known as the "APST Trust" (the "Trust") and the profit sharing plan was renamed the "Andrew Profit Sharing Trust" (the "Plan"). The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to October 1, 2000, the "Effective Date" of the amendment and restatement set forth herein.

ARTICLE II.    DEFINITIONS

     Each capitalized term in the Plan is defined in this Article or in the
Article in which it first appears. All such defined terms shall have the meanings described in this Article or the Article in which they first appear unless the context clearly indicates another meaning. All references in the Plan to specific Articles or Sections shall refer to Articles or Sections of the Plan unless otherwise indicated.

     2.1. ACCOUNTS. The term "Accounts" means the aggregate of the Participant's Cash Deferral Account, Cash Savings Account, Matching Account, Merger Account, Profit Sharing Account and Rollover Account.

     2.2. ACTUAL CONTRIBUTION PERCENTAGE. The term "Actual Contribution Percentage" means the percentage which the sum of the Participant's Cash Savings Contributions (including Cash Deferrals recharacterized as Cash Savings Contributions) and Matching Contributions are of Allocable Compensation received from the Company and Affiliates by the Participant. The Committee may choose to include all or a portion of a Participant's Cash Deferrals in determining each corresponding percentage under this Section 2.2.

     2.3. ACTUAL DEFERRAL PERCENTAGE. The term "Actual Deferral Percentage" means the percentage which each Participant's Cash Deferrals (other than Cash Deferrals taken into account under Section 2.2) are of Allocable Compensation received from the Company and Affiliates by the Participant.

     2.4. AFFILIATE. The term "Affiliate" means (i) any trade or business, whether foreign or domestic, under common control (as defined in Sections 414(b) and (c) of the Code) with the Company, (ii) any member of a controlled group of corporations (as defined in Section 1563(a) of the Code, applied without regard to subsections 1563(a)(4) and 1563(e)(3)(C), whether foreign or domestic, of which the Company is also a member, and (iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is also a member.

     2.5. ALLOCABLE COMPENSATION. The term "Allocable Compensation" means the Participant's wages, salary and other amounts received for the Plan Year for personal services actually rendered in the course of employment with the Employers and Affiliates, as required to be shown on a Form W-2, plus any elective contributions made on the Participant's behalf for the Plan Year under a plan sponsored by an Employer or Affiliate that are not includible in income pursuant to sections 125 or 402 of the Code, but excluding relocation expenses, expatriate allowances, group term life, amounts relating to stock option exercises, assignment-related premiums or allowances and other special allowances related to temporary assignments; up to a maximum amount of $150,000 or such other amount as may be permitted under Section 401(a)(17) of the Code. For purposes of determining the amount of a Participant's Cash Deferrals, Cash Savings Contributions, Matching Contributions, Profit Sharing Contributions and Discretionary Contributions, if any, Allocable Compensation during any portion of the Plan Year in which the Participant is not eligible for participation in the Plan shall be disregarded.

     2.6. BENEFICIARY. The term "Beneficiary" means the person or persons designated under Section 10.4 to receive a benefit under the Plan after the death of a Participant.

     2.7. BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of Andrew Corporation.

     2.8. CASH DEFERRAL ACCOUNT. The term "Cash Deferral Account" means a Participant's Cash Deferrals and the income, losses, appreciation and depreciation attributable thereto.

     2.9. CASH DEFERRALS. The term "Cash Deferrals" means contributions made by Participants on a pre-tax basis under Section 401(k) of the Code in accordance with Section 4.1.

     2.10. CASH SAVINGS ACCOUNT. The term "Cash Savings Account" means a Participant's Cash Savings Contributions and the income, losses, appreciation and depreciation attributable thereto.

     2.11. CASH SAVINGS CONTRIBUTIONS. The term "Cash Savings Contributions" means the contributions made by Participants on an after-tax basis in accordance with Section 4.2.

     2.12. CODE. The term "Code" means the Internal Revenue Code of 1986, as amended.

     2.13. COMMITTEE. The term "Committee" shall mean the Committee appointed by the Board of Directors to administer the Plan as provided in Article XII.

     2.14. COMPANY. The term "Company" shall mean Andrew Corporation.

     2.15. DISCRETIONARY CONTRIBUTIONS. The term "Discretionary Contributions" means the contributions made by the Employers in accordance with Section 5.3.

     2.16. EMPLOYEE. The term "Employee" means every common law employee of an Employer excluding (i) all agents who are independent contractors, (ii) all employees who are employed within a collective bargaining unit recognized as such by the Company, (iii) any person who does not meet the eligibility requirements for employment in the United States under applicable federal immigration laws, (iv) any individual classified on the payroll system of an Employer as a seasonal, temporary or work/study employee, and (v) such other groups or classes of employees as the Committee may designate. Only Employees who receive compensation for their services through one or more of an Employer's regular payroll accounts and who are otherwise classified by the Committee as "Employees" shall be eligible to participate in the Plan. The Committee's determination of whether an individual is an "Employee" shall be controlling for purposes of determining whether the individual is eligible for participation of the Plan, notwithstanding any different determination of such individual's employee status by a court or government agency.

     2.17. EMPLOYER. The term "Employer" means the Company and each Affiliate that, with the consent of the Company, adopts the Plan for the benefit of its eligible employees.

     2.18. HIGHLY COMPENSATED EMPLOYEE. For any Plan Year beginning on or after January 1, 1997, "Highly Compensated Employee" means an employee described in Code Section 414(q) and includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes an employee who performs services for an Employer or Affiliate during the current Plan Year (the "determination year") and who:

          (a) was a Five-Percent Owner at any time during the determination year or the Plan Year immediately preceding it (the "look-back year"); or

          (b) for the look-back year, received Total Compensation from an Employer or Affiliate in excess of $80,000 (as adjusted by the Internal Revenue Service from time to time under Code Sections 415(d) and 414(q)(1)).

     A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) before the determination year, who performs no service for the Employer and Affiliates during the determination year, and who was a highly compensated active employee for either his or her separation year or any determination year ending on or after the employee's 55th birthday. The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the applicable Treasury Regulations. For the Plan Year beginning in 1997, this Section 2.19 shall be treated as having been in effect in 1996. A "Five-Percent Owner" means a person who owns (or is considered to own within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

     2.19. HOUR OF SERVICE. The term "Hour of Service" means:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company and Affiliates. These hours shall be credited to the Employee for the computation period in which the duties are performed;

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Company and Affiliates on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including short term and long term disability), layoff, jury duty, military duty or leave of absence authorized by the Company or Affiliates. No more than 501 Hours of Service shall be credited under this subsection for any single continuous period (whether or not such period occurs in a single computation period). Notwithstanding the above, no Hours of Service shall be credited for any period during which an Employee is on an unpaid leave of absence (except as provided in subsection (d) or (e) of this Section 2.19), and no Hours of Service shall be credited for which the Employee is directly or indirectly paid, or entitled to payment, because of a period of time in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' or workmen's compensation, or unemployment compensation or disability insurance laws or only reimburses an Employee for his medical or medically-related expenses. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or Affiliates. The same Hours of Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

          (d) Notwithstanding anything in the Plan to the contrary, an Employee who is absent from work due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child in connection with the adoption of the child by the Employee, or (iv) the caring for the child by the Employee during the period immediately following the child's birth or placement for adoption, shall be treated as having completed certain Hours of Service for a limited period. The Employee will be treated as completing either (i) the number of Hours of Service that normally would have been credited but for the absence, or (ii) if the normal work hours are unknown, eight (8) Hours of Service for each normal workday during the leave, to a maximum per Plan Year of 501 Hours of Service. The Hours of Service required to be credited under this subsection must be credited only for the purpose of preventing a One-Year Break in Service in the Plan Year, or eligibility computation period as defined in
     Section 3.1, in which the absence begins for one of the permitted reasons, or, if crediting in such year is not necessary to prevent a One-Year Break in Service in that Plan Year or eligibility computation period, in the following Plan Year or eligibility computation period.

          (e) An employee shall be credited with Hours of Service for periods of qualified military service (within the meaning of Code Section 414(u)) to the extent required by Code Section 414(u).

          (f) An employee who was employed by Miller Building Systems of Kansas, Inc. ("Miller") immediately prior to August 20, 1999, and who became employed by the Company on such date in connection with the acquisition of the assets of Miller by the Company, shall have his or her hours of service with Miller count as Hours of Service under the Plan; provided, however, in no event shall such an employee become eligible for participation in the Plan prior to October 1, 1999.

     2.20. MATCHING ACCOUNT. The term "Matching Account" means a Participant's Matching Contributions, if any, and the income, losses, appreciation and depreciation attributable thereto.

     2.21. MATCHING CONTRIBUTIONS. The term "Matching Contributions" means the contributions made by the Employers in accordance with Section 5.2.

     2.22. MERGER ACCOUNT. The term "Merger Account" means a Participant's balance, if any, transferred from the Profit sharing Plan For Employees of Andrew SciComm, Inc. or the Andrew Network Group 401(k) Plan and Trust to the Plan, and such other balances, if any, that the Committee determines shall be transferred from another plan to the Merger Account under this Plan.

     2.23. NON-HIGHLY COMPENSATED EMPLOYEE. The term "Non-Highly Compensated Employee" means an employee of the Employers and Affiliates who is not a Highly Compensated Employee.

     2.24. ONE-YEAR BREAK IN SERVICE. The term "One-Year Break in Service" means any Plan Year during which an Employee completes no more than five hundred (500) Hours of Service.

     2.25. PARTICIPANT. The term "Participant" means any Employee who has satisfied the eligibility requirements of Section 3.1 and is participating in the Plan.

     2.26. PLAN ADMINISTRATOR. The term "Plan Administrator" means the Company or the person or entity designated by the Company to perform the plan administrator functions under Article XII of the Plan.

     2.27. PLAN YEAR. The term "Plan Year" means the 12-consecutive month period beginning each October 1 and ending the following September 30.

     2.28. PROFIT SHARING ACCOUNT. The term "Profit Sharing Account" means the Participant's Profit Sharing Contributions, Discretionary Contributions and forfeitures allocated pursuant to Section 10.5(d), if any, and the income, losses, appreciation and depreciation attributable thereto.

     2.29. PROFIT SHARING CONTRIBUTION. The term "Profit Sharing Contribution" means the contribution made by the Employers in accordance with Section 5.1.

     2.30. PROFIT SHARING EARNINGS BASE. The term "Profit Sharing Earnings Base" for a given Plan Year means the pretax consolidated earnings of the Company and all Affiliates for such Plan Year as determined in accordance with generally accepted accounting principles and after "management evaluation accounting adjustments" (as determined by the Company), excluding:

          (a)  any gains or losses between Affiliates,

          (b) dividend payments received from all operating Affiliates, whether in the form of cash or property (including capital stock),

          (c) gains or losses from the disposition of an Employer's property, assets or business, and

          (d) proceeds of life insurance, without deduction for reserves (other than reasonable reserves allowed or allowable as deductions for federal income tax purposes) or for profit-based contributions under this or any other qualified retirement plan.

     In accordance with generally accepted accounting principles, the Company shall determine its Profit Sharing Earnings Base for each fiscal year and, based upon such determination, shall compute the amount of the contribution payable hereunder and the amount allocable to each Employer. All computations shall be binding upon the Employers, the Participants, and all other persons concerned, and, except for adjustments to previously published financial data which are required under generally accepted accounting principles and practices, no subsequent adjustment affecting earnings for said fiscal year shall alter the contributions required, as originally computed and certified. Neither any Trustee nor any Participant or Beneficiary shall have any right or duty to inquire into the amount of the Company's contributions or the methods used in determining them. For purposes of this Section 2.30, the term "Affiliate" shall mean an Affiliated as defined in Section 2.4 and any other entity that the Committee determines shall be an Affiliate with respect to any Plan Year for purposes of calculating the Profit Sharing Earnings Base.

     2.31. ROLLOVER ACCOUNT. The term "Rollover Account" means the Participant's balances transferred or rolled over from other plans qualified under Code section 401(a), if any, and the income, losses, appreciation and depreciation attributable thereto.

     2.32. TERMINATION DATE. The term "Termination Date" means the date on which the Employee terminates employment with the Employers and Affiliates for any reason.

     2.33. TOTAL COMPENSATION. The term "Total Compensation" means the Participant's wages, salary and other amounts received for the Plan Year for personal services actually rendered in the course of employment with the Employers and Affiliates, as required to shown on a Form W-2, plus any elective contributions made on the Participant's behalf for the Plan Year under a plan sponsored by an Employer or Affiliate that are not includible in income pursuant to sections 125 or 402 of the Code; up to a maximum amount of $150,000 or such other amount as may be permitted under Section 401(a)(17) of the Code.

     2.34. TRUSTEE. The term "Trustee" means the person, persons or entity appointed by the Board of Directors to be the Trustee of the Plan, as set forth in the Trust Agreement relating to the Plan.

     2.35. YEAR OF ELIGIBILITY SERVICE. The term "Year of Eligibility Service" shall have the meaning ascribed to such term in Section 3.1(b).

     2.36. YEAR OF SERVICE. The term "Year of Service" shall have the meaning ascribed to such term in Section 7.2.

ARTICLE III.   ELIGIBILITY

     3.1. ELIGIBILITY.

          (a) Subject to the provisions of Article V, an Employee shall be eligible for Cash Deferrals, Cash Savings Contributions, Profit Sharing Contributions, Discretionary Contributions, Matching Contributions and allocations of forfeitures after completing 90 days of continuous service, measured from the date the Employee first performs an Hour of Service.

          (b) If a Participant terminates employment after meeting the eligibility requirements in subsection (a) above and is later reemployed by an Employer, the Participant shall be eligible for participation in the Plan immediately upon such reemployment.

     3.2. TRUSTEE-TO-TRUSTEE TRANSFERS. If an Employee has an account or accounts under a plan qualified under section 401(a) of the Code in which the Employee previously participated, the Trustee, upon request of the Employee (or upon the request of the employer maintaining such plan), with the consent of the Committee (and the employer under such other plan, if applicable) may accept amounts accrued by the Employee under such other plan for the benefit of the Employee. The Committee shall determine the conditions under which each such transfer is to be made.

     3.3. ROLLOVER FROM ANOTHER PLAN. An Employee who has received an "eligible rollover distribution" from an "eligible retirement plan" (as defined in Code
Section 402(e)(4)) may roll over such payment into this Plan. The rollover may be a direct rollover, rollover of the distribution to the Employee within 60 days of receipt, or a rollover of the balance of an IRA

(i.e., individual retirement account, individual retirement annuity or individual retirement bond) in which such payment was separately invested.

     3.4. INACTIVE PARTICIPATION. Upon termination of employment for any reason, or upon ceasing to be an Employee or an Employer, a Participant shall cease active participation in the Plan, but shall continue to have all the rights of a Participant except for obtaining loans or withdrawals and making or receiving contributions.

ARTICLE IV.    PARTICIPANT CONTRIBUTIONS

     4.1. CASH DEFERRALS. Subject to Article VI, an Employee who has satisfied the eligibility requirements of Section 3.1(a) may elect to have his or her Allocable Compensation reduced each payroll period in whole percentages and a corresponding amount contributed to the Plan as a Cash Deferral. If the Participant elects to make a Cash Deferral for any payroll period, such Cash Deferral must be at least three percent of his or her Allocable Compensation for such payroll period.

     4.2. CASH SAVINGS CONTRIBUTIONS. Subject to Article VI, an Employee who has satisfied the eligibility requirements of Section 3.1(a) may elect to have his or her Allocable Compensation reduced in whole percentages each payroll period and a corresponding amount contributed to the Plan as a Cash Savings Contribution. Cash Savings Contributions shall not be eligible for Matching Contributions.

     4.3. TOTAL CASH DEFERRALS AND CASH SAVINGS CONTRIBUTIONS. For any payroll period that the Participant elects to participate in the Plan, aggregate Cash Deferrals and Cash Savings Contributions may not be less than three percent nor more than fifteen percent of a Participant's Allocable Compensation during such period; provided, however, if the Participant's Allocable Compensation for a Plan Year is at least $80,000 (adjusted in the manner described in Section 2.18(b)), aggregate Cash Deferrals and Cash Savings Contributions may not exceed ten percent of Allocable Compensation.

     4.4. PAYMENT OF CASH DEFERRALS AND CASH SAVINGS CONTRIBUTIONS. Cash Deferrals and Cash Savings Contributions shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in no event later than the 15th day of the month following the month in which such amounts would have otherwise been payable to the Participant.

     4.5. ELECTIONS, VARIATION, DISCONTINUANCE AND RESUMPTION OF CONTRIBUTIONS. Subject to Section 4.3, elections to make, vary, discontinue or resume Cash Deferrals or Cash Savings Contributions shall be made at the time, in the form, and in accordance with the rules established by the Committee, which may include delivery by telephonic or other electronic media.

     4.6. RETURN FROM MILITARY SERVICE. A Participant returning to active employment within the period prescribed by law after a period of qualified military service may elect to make Cash Deferrals and Cash Savings Contributions for the period of qualified military service to the extent and within the period prescribed under Code Section 414(u). Any such make-up contributions shall not be credited with earnings retroactively for the period of qualified military service, but make-up Cash Deferrals, if any, shall be eligible for Matching Contributions as if such deferrals had been made during the period of qualified military service. Elections under this Section 4.6 shall be made in accordance with procedures established by the Committee.

ARTICLE V.     EMPLOYER CONTRIBUTIONS

     5.1. PROFIT SHARING CONTRIBUTIONS. Subject to Article VI, for each Plan Year the Company shall make a Profit Sharing Contribution to the Plan in an amount equal to five percent of the Profit Sharing Earnings Base. The Profit Sharing Contribution shall be allocated among and credited to Participants who are credited with at least 1,000 Hours of Service during such Plan Year and are employed by an Employer on the last day of the Plan Year in proportion to each such Participant's Allocable Compensation for the Plan Year to the total Allocable Compensation of all eligible Participants for the Plan Year.

     5.2. MATCHING CONTRIBUTIONS. Subject to Article VI, for each payroll period the Company shall make a Matching Contribution on behalf of each Participant employed by an Employer who has satisfied the eligibility requirements of
Section 3.1(a) in an amount equal to 100% of the Cash Deferrals made by such Participant during each payroll period of the Plan Year that did not exceed three percent of Allocable Compensation for such payroll period.

     5.3. DISCRETIONARY CONTRIBUTIONS. For any Plan Year the Company may make a Discretionary Contribution to the Plan in an amount, if any, determined by the Company in its sole discretion. Any Discretionary Contribution for a Plan Year shall be allocated among and credited to Participants who are credited with at least 1,000 Hours of Service during such Plan Year and are employed by an Employer on the last day of the Plan Year in proportion to each such Participant's Allocable Compensation for the Plan Year.

     5.4. PAYMENT OF EMPLOYER CONTRIBUTIONS. Profit Sharing, Matching and Discretionary Contributions for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return, including any extensions thereof. Payment of such contributions may be made in cash, Company common stock, or both, in the discretion of the Company.

     5.5. LIMITATIONS ON AMOUNT OF EMPLOYER CONTRIBUTIONS. In no event shall the amount of any Company contribution made for any Plan Year exceed the limitations imposed by Section 404 of the Code on the maximum amount deductible on account thereof by the Company for that year. Notwithstanding anything herein to the contrary, a contribution which was made by mistake of fact, or for which a deduction under Code Section 404 is denied in whole or in part, shall be returned to the Company within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

ARTICLE VI.    LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

     6.1. REDUCTION OF CONTRIBUTION RATES. To conform the operation of the Plan to Sections 401(a)(4), 401(k), 401(m) and 415 of the Code, the Committee may unilaterally modify or revoke any Cash Deferral or Cash Savings Contribution election made by a Participant or may reduce the level of Matching Contributions made on behalf of Highly Compensated Employees.

     6.2. LIMITATIONS ON ANNUAL ADDITIONS. Notwithstanding any provision of the Plan to the contrary, the "annual additions" to a Participant's Accounts under the Plan for any "limitation year" shall not exceed an amount equal to the lesser of:

          (a) adjusted to take into account any cost-of-living increase adjustment provided for that year under Section 415(d) of the Code or any regulations promulgated thereunder; or

          (b) of the compensation (as defined in Code Section 415(c) and applicable regulations thereunder) paid to the Participant by the Company and Affiliates for the limitation year,

reduced by any annual additions for the Participant for the limitation year under any other defined contribution plan of an Employer or Affiliate. For purposes of this Section 6.2, the term "annual additions" means the sum of the Cash Deferrals, Cash Savings Payments, Profit Sharing Contributions, Matching Contributions, Discretionary Contributions and forfeitures allocated to the Participant's Account under the Plan for the limitation year. The term "limitation year" means the Plan Year. For purposes of applying the above limitations, the term "Affiliate" shall include any entity that would be an Affiliate if the ownership test of Section 414 of the Code was "more than 50%" rather than "at least 80%".

     In the event that the limitations on annual additions imposed by Code
Section 415 are exceeded in any limitation year, the Trustees shall cause such excess to be reallocated or reduced through any correction method permissible under Code Section 415 or regulations promulgated thereunder.

     6.3. ANNUAL LIMIT ON CASH DEFERRALS. In no event shall a Participant's Cash Deferrals under the Plan (together with any other plan maintained by an Employer or Affiliate) for any taxable year exceed $10,500 or such other amount as may be permitted under Section 402(g) of the Code. Any Participant's Cash Deferrals made by an Employer on behalf of a Participant in excess of the $10,500 limit, and the earnings attributable thereto, shall be returned to the Participant no later than the April 15 following the close of the calendar year in which such excess Cash Deferrals were made.

     6.4. NONDISCRIMINATION TESTING FOR CASH DEFERRALS. For each Plan Year, one of the following tests shall be met:

          (a) the average Actual Deferral Percentage of the Highly Compensated Employees eligible to participate in the Plan for such Plan Year shall not exceed 1.25 times the average Actual Deferral Percentage for the Plan Year of all Non-Highly Compensated Employees eligible to participate in the Plan during such Plan Year; or

          (b) the excess of the average Actual Deferral Percentage of the Highly Compensated Employees eligible to participate in the Plan for such Plan Year over the average Actual Deferral Percentage for the Plan Year of all Non-Highly Compensated Employees eligible to participate in the Plan during such Plan Year is not more than 2 percentage points and the average Actual Deferral Percentage of the Highly Compensated employees eligible to participate in the Plan is not more than 2 times the average Actual Deferral Percentage for the Plan Year of all Non-Highly Compensated Employees eligible to participate in the Plan during such Plan Year.

     6.5. CORRECTION OF EXCESS CASH DEFERRALS. If neither of the tests in
Section 6.4 is satisfied at the end of the Plan Year, then the Committee may request the Employers to make additional contributions on behalf of Non-Highly Compensated Employees, distribute Cash Deferrals (including any gain or loss thereon) to Highly Compensated Employees within 2-1/2 months after the end of the Plan Year, or permit affected Participants to elect to have such excess Cash Deferrals recharacterized as Cash Savings Contributions. If the Committee determines that excess Cash Deferrals shall be distributed, the amount of such distribution shall be determined by (i) determining the amount of the Cash Deferrals that must be distributed in order to meet one of the tests in Section
6.4 and then (ii) reducing the dollar amount of Cash Deferrals of the Highly Compensated Employees(s) who has the highest dollar amount of Cash Deferrals to the level of the Highly Compensated Employee(s) with the next highest dollar amount of Cash Deferrals. The resulting reduction in Cash Deferrals shall be returned to the affected Highly Compensated Employee(s).

     Corrective distributions under this Section 6.5 shall be adjusted for income or loss using any reasonable method, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss attributable to the period between the end of the Plan Year and the date of distribution may be disregarded in determining income or loss.

     Application of the provisions of Section 6.4 and this Section 6.5 shall be made in accordance with the requirements of Section 401(k)(3) of the Code and the regulations thereunder.

     6.6. NONDISCRIMINATION TESTING FOR CASH SAVINGS AND MATCHING CONTRIBUTIONS. For each Plan Year, one of the following tests shall be met:

          (a) the average Actual Contribution Percentage of the Highly Compensated Employees eligible to participate in the Plan for such Plan Year shall not exceed 1.25 times the average Actual Contribution Percentage for the Plan Year of all Non-Highly Compensated Employees eligible to participate in the Plan during such Plan Year; or

          (b) the excess of the average Actual Contribution Percentage of the Highly Compensated Employees eligible to participate in the Plan for such Plan Year over the average Actual Contribution Percentage for the Plan Year of all Non-Highly

     Compensated Employees eligible to participate in the Plan during such Plan Year is not more than 2 percentage points and the average Actual Contribution Percentage of the Highly Compensated employees eligible to participate in the Plan is not more than 2 times the average Actual Contribution Percentage for the Plan Year of all Non-Highly Compensated Employees eligible to participate in the Plan during such Plan Year.

     6.7. CORRECTION OF EXCESS CASH SAVINGS AND MATCHING CONTRIBUTIONS. If neither of the tests in Section 6.6 is satisfied at the end of the Plan Year, then the Committee may request the Employers to make additional contributions on behalf of Non-Highly Compensated Employees or distribute Cash Savings Contributions and Matching Contributions (including any gain or loss thereon) to Highly Compensated Employees within 2-1/2 months after the end of the Plan Year. If the Committee determines that Cash Savings Contributions and Matching Contributions shall be distributed, the amount of such distribution shall be determined by (i) determining the amount of the Cash Savings Contributions and Matching Contributions that must be distributed in order to meet one of the tests in Section 6.4 and (ii) first reducing the dollar amount of Cash Savings Contributions and then, to the extent necessary, Matching Contributions of the Highly Compensated Employees(s) who has the highest dollar amount of Cash Savings Contributions and Matching Contributions to the level of the Highly Compensated Employee(s) with the next highest dollar amount of Cash Savings Contributions and Matching Contributions; provided, however, unvested Matching Contributions (and any related earnings) with respect to such individuals shall be forfeited rather than distributed.

     Corrective distributions under this Section 6.7 shall be adjusted for income or loss using any reasonable method, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss attributable to the period between the end of the Plan Year and the date of distribution may be disregarded in determining income or loss.

     Application of the provisions of Section 6.6 and this Section 6.7 shall be made in accordance with the requirements of Section 401(m)(2) of the Code and the regulations thereunder.

     6.8. MULTIPLE USE OF ALTERNATIVE LIMITATION. Notwithstanding any other provision of this Article VI, if the 1.25 factors referred to in Sections 6.4 and 6.6 are both exceeded for a Plan Year, the leveling method of correction described in Section 6.7 shall be continued until the aggregate limit set forth in Treasury Regulation 1.401(m)-2(b)(3) is satisfied for such Plan Year.

ARTICLE VII.   PARTICIPANTS' ACCOUNTS AND VESTING

     7.1. ESTABLISHMENT OF PARTICIPANT'S ACCOUNTS. The Committee shall maintain or cause to be maintained for each Participant a Cash Deferral Account, a Cash Savings Account, a Profit Sharing Account, a Matching Account, a Rollover Account and a Merger Account. The Plan shall provide Participants with a statement of their Account balances no less frequently than annually.

     7.2. DETERMINATION OF VESTED INTEREST. A Participant shall have a fully vested, nonforfeitable interest in his or her Cash Deferral Account, Cash Savings Account, Rollover Account and Merger Account at all times. The interest of a Participant in the Participant's Matching Account and Profit Sharing Account will become vested and nonforfeitable in accordance with the following schedule:


                  Years of Service                Vested Percentage
                  ----------------                -----------------
                  Fewer than 1                              0
                  1 but less than 2                        20
                  2 but less than 3                        40
                  3 but less than 4                        60
                  4 but less than 5                        80
                  5 or more                               100

     Notwithstanding the foregoing, any Participant who has two or more Years of Service on September 30, 2000 and has been employed for at least 24 continuous months on such date shall be fully vested in his or her Matching Account; and if such Participant terminates employment with the Employer and is subsequently rehired, the Participant shall continue to have a fully vested interest in his or her Matching Account, if any, for periods after such rehire date.

     For purposes of this Article 7, the term "Year of Service" means each Plan Year during which an Employee completes at least 1,000 Hours of Service. In the event of any future amendment to the foregoing schedule, each Participant with at least three Years of Service shall be permitted to elect to have the vested portion of his or her Account balance under the Plan determined without regard to such amendment in accordance with Code Section 411(a)(10) and applicable regulations issued thereunder.

     7.3. ACCELERATED VESTING. Notwithstanding the foregoing provisions of this
Article VII, a Participant will have a fully vested and nonforfeitable interest in all of his or her Accounts under the Plan upon attainment of age 65, death or permanent disability. A Participant will be deemed to have a permanent disability if, in the judgment of the Committee and upon the advice of a physician, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

     7.4. BREAKS IN SERVICE. If a Participant terminates employment and is reemployed by an Employer or Affiliate after incurring five consecutive One Year Breaks in Service, Years of Service before such break shall not be taken into account for purposes of vesting in Profit Sharing or Discretionary Contributions made with respect to periods following such reemployment unless the Participant completes a Year of Service after such break. If a Participant terminates employment with the Employers and Affiliates and is rehired prior to incurring five consecutive One Year Breaks in Service and prior to any distribution of the vested portion of his or her Accounts, the Participant's Years of Service shall include Years of Service attributable to the prior period of employment for purposes of vesting in all contributions under the Plan. Years of Service shall include all Years of Service prior to the break but shall not include any Plan Years prior to October 1, 1976 if such Plan Years would have been disregarded for purposes of determining an Employee's vested interest under the terms of the Plan rules on breaks in service in effect during such Plan Years.

ARTICLE VIII.  INVESTMENT OF ACCOUNTS

     8.1. ESTABLISHMENT OF INVESTMENT FUNDS. The Committee shall cause the Trustee to establish, maintain or discontinue such investment funds as it shall from time to time deem appropriate, including a "Company Stock Fund-Fixed Account" and a "Company Stock Fund-Variable Account" each of which shall be invested primarily in Company common stock.

     8.2. PARTICIPANT'S ELECTION TO INVEST IN FUNDS. Subject to such rules as the Committee may establish, each Participant shall have the right to direct that contributions made under Articles IV and V on the Participant's behalf be invested in any one or more of the investment funds then available under the Plan; provided, however, the Committee may direct that all or any portion of the Participant's Profit Sharing Contribution or Matching Contribution be invested in the Company Stock Fund-Fixed Account. Subject to the foregoing, Participants may change investment directions on a daily basis in accordance with the procedures established by the Committee, which may include providing instructions by telephone or other electronic media. If a Participant fails to file an investment election or if the investment election is improperly made, the Participant's contributions shall be invested in the investment fund determined by the Committee.

     8.3. TRANSFERS AMONG INVESTMENT FUNDS. The Committee may establish rules and procedures regarding transfers by Participants among the investment options then offered under the Plan, which rules may include restrictions and limitations on the timing, amount and frequency of transfers. Unless determined otherwise by the Committee, amounts in the Company Stock Fund-Fixed Account cannot be withdrawn or transferred to any other investment fund prior to a Participant's attainment of age 55.

     8.4. SPECIAL RULES REGARDING INSIDER TRADING. The Company intends to exempt any Participant who is subject to Section 16 of the Securities Exchange Act of 1934 (an "Insider") from incurring penalties under Section 16(b) of such Act with respect to his or her Plan transactions involving the Company Stock Fund-Fixed or Variable Account. In order to qualify for this exemption, (i) an election by an Insider to transfer funds to the Company Stock Fund-Variable Account must be made at least six months following the date of the most recent election to transfer funds from the Company Stock Fund-Fixed or Variable Account or to effect a similar intra-plan transfer in any other plan, and (ii) an election by an Insider to transfer funds from the Company Stock Fund-Fixed or Variable Account or an election by an Insider to borrow or withdraw funds pursuant to Article IX which loan or withdrawal reduces his or her interest in the Company Stock Fund-Fixed or Variable Account, must be made at least six months following the date of the most recent election to transfer funds to the Company Stock Fund-Variable Account or to effect a similar intra-plan transfer in any other plan of the Employers or Affiliates.

ARTICLE IX.    LOANS AND WITHDRAWALS OF CONTRIBUTIONS WHILE EMPLOYED

     9.1. LOANS TO PARTICIPANTS. Subject to the limitations provided in this
Section 9.1, upon the application of any Participant (or any other eligible person as defined in applicable Internal Revenue Service or Department of Labor rulings or regulations), the Committee, in accordance with such rules and regulations as it may from time to time promulgate, may, in its sole discretion, make a loan or loans to the Participant upon such terms as the Committee deems reasonably appropriate, which shall include a repayment schedule requiring payment in full. Loan application shall be made in the form determined by the Committee which may include application by telephone or other electronic media. Loans under the Plan shall be subject to the following rules:

          (a) Each loan shall bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, as established by the Committee.

          (b) The maximum amount which may be loaned hereunder at any one time to any Participant, whether by one or more loans, shall be the lesser of
     (i) 50% of the Participant's vested Account balance under the Plan; (ii) $50,000 less the difference between the highest aggregate principal balance of all loans to the Participant outstanding at any time during the 12-month period ending on the date the loan is approved and the Participant's outstanding loan balance at such time; or (iii) the portion of the Participant's Account balance under the Plan that is not invested in the Company Stock Fund-Fixed Account.

          (c) In no event shall loans be extended for a period in excess of five years measured from the date for which the first loan repayment is due, except that the Committee may permit a longer loan term in the case of a loan used to acquire the principal residence of a Participant. In no event shall a loan provide for principal and interest payments less frequent than quarterly on a level amortization basis.

          (d) The unpaid balance of any loan (including the unpaid, accrued interest as well as the unpaid principal balance) shall be secured by assignment of a portion of the borrower's Account balance under the Plan, but not in excess of 50% of such Account balance as of the date the loan is made. If, before any loan is fully repaid, the Participant or his or her Beneficiary becomes entitled to a distribution, said unpaid balance shall become immediately due and payable, and the total indebtedness will be subtracted from the Participant's Account balance under the Plan before any of it is distributed. Such subtraction insofar as it exceeds the Participant's Cash Savings Contributions shall constitute a taxable distribution to the Participant for which the Committee shall report to the relevant government agencies as required by law.

          (e) If any payment of principal and interest is not made when due (after giving effect to any grace period established by the Committee), the entire outstanding loan balance (including accrued interest) shall be treated as a taxable distribution to the borrower. To the extent a loan is treated as a taxable distribution, it shall be set off against the Participant's segregated loan account as of the first date following such treatment that all or any portion of such amount could otherwise have been withdrawn while still employed or distributed upon termination of employment, but only to the extent of such permitted withdrawal or distribution. The Committee may take whatever lawful action may be necessary to remedy the default.

          (f) At the option of the Committee, a separate segregated account shall be established for each Participant who is granted a loan. The segregated account will be credited with the amount of the loan from the Participant's Accounts and such credits shall represent charges against such Accounts. Loans shall be charged and repayments credited to the Participant's Accounts in accordance with rules established by the Committee.

     9.2. IN-SERVICE WITHDRAWALS. A Participant whose Termination Date has not yet occurred may elect a withdrawal from his or her Accounts under the Plan in the order set forth below:

          (a) up to 100% of the Participant's Cash Savings Contributions made prior to January 1, 1987;

          (b) if the Participant has attained age 59-1/2, the amount credited to the Participant's Cash Deferral Account; and

          (c) if the Participant is eligible for a Hardship Withdrawal, the amount described in Section 9.3.

     Withdrawals under this Section 9.2 shall be made at such times and in such form as established by the Committee, which may include rules relating to elections by telephone or other electronic media, and shall be subject to such other rules and limitations as the Committee may determine. Unless determined otherwise by the Committee, withdrawals may not be made more than once in any calendar quarter and only if the Participant has not first requested and obtained a loan in such calendar quarter, unless the loan request is made concurrently with the withdrawal request as a combined withdrawal/loan. Unless determined otherwise by the Committee, withdrawals from the Company Stock Fund-Variable Account shall only be permitted if the Participant has not already directed a discretionary sale or purchase in such fund (other than purchases attributable to ongoing payroll deductions) during the calendar quarter in which the withdrawal request is made.

     9.3. HARDSHIP WITHDRAWALS. A Participant who has incurred a hardship may, with the consent of the Committee, withdraw Cash Savings Contributions made after December 31, 1986 and then, if necessary, the unmatched portion of his or her Cash Deferrals (excluding earnings thereon), subject to the following rules:

          (a) The withdrawal request must be for an immediate and heavy financial need occurring in the personal affairs of the Participant and determined by the Committee in a nondiscriminatory manner to be medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for such person to obtain medical care described in Code Section 213(d); payment of tuition and related fees for the next twelve months of post-secondary education for the Participant and his or her spouse, children, or dependents; purchase (excluding mortgage payments) of a principal residence for the Participant; the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or such other reason which is included in any revenue rulings, notices or other documents of general applicability published by the Commissioner of Internal Revenue.

          (b) The amount of withdrawal may not exceed the amount necessary to satisfy the immediate and heavy financial need. A withdrawal shall be necessary to satisfy a Participant's immediate and heavy financial need only if all of the following requirements are met:

               (1) the amount of the withdrawal is not in excess of the amount of the immediate and heavy financial need (including applicable taxes);

               (2) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans available at the time of the requested withdrawal under all plans maintained by the Company and Affiliates;

               (3) the Cash Deferrals and Cash Savings Contributions of any Participant who makes a withdrawal under this Section 9.3(b) will be suspended for a period of 12 months after receipt of the withdrawal; and

               (4) a Participant may not make Cash Deferrals during the calendar year of the hardship withdrawal in excess of the applicable dollar limit under Section 6.3 for such next calendar year less the amount of such Participant's Cash Deferrals for the calendar year of the hardship withdrawal.

     9.4. FORM OF WITHDRAWALS. All withdrawals under Section 9.3 shall be made in cash.

     9.5. TRANSFERS TO FOREIGN AFFILIATES. In the event that the Participant is transferred to a foreign subsidiary of the Company, the Participant may request that the Committee authorize a withdrawal of his or her Cash Savings Account, Matching Account, Profit Sharing Account, Merger Account and Rollover Account (but not Cash Deferral Account) and all interest and appreciation thereon.

ARTICLE X.     DISTRIBUTIONS

     10.1. DISTRIBUTIONS TO PARTICIPANTS AFTER TERMINATION OF EMPLOYMENT. If a Termination Date occurs with respect to a Participant (for any reason other than death), the vested portion of the Participant's Accounts shall be distributed in accordance with the following provisions of this Section 10.1, subject to the provisions of Section 10.3:

          (a) If the value of the vested portion of the Participant's Accounts does not exceed $5,000 and did not exceed $5,000 at the time of any prior distribution or withdrawal, distribution of the vested Account balance shall be made in a lump sum payment as soon as practicable after such Termination Date.

          (b) If the value of the vested portion of the Participant's Accounts exceeds $5,000, the Participant's vested Account balance shall be distributed or begin to be distributed as soon as practicable after the date elected by such Participant by payment in a lump sum in accordance with Section 10.6.

     Notwithstanding the foregoing provisions of this Section 10.1, if the value of the vested portion of the Participant's Accounts exceeds $5,000, and such Participant requests a distribution during the period October 1, 2000 through April 30, 2001, then the Participant may also elect payment (i) in the form of substantially equal annual installments over a period not exceeding the Participant's life expectancy, or (ii) with respect to the portion of the Participant's Accounts attributable to contributions made to the Plan prior to July 1, 1998, or with respect to a Participant's Merger Account for an AWP Participant (as defined in Appendix B), Chesapeake Participant (as defined in Appendix C) or Conifer Participant (as defined in Appendix D), by purchase of an annuity contract (which may provide for payments over a period certain to the extent so provided with respect to such Participant under the Plan as amended and restated effective July 1, 1998). To the extent that the Participant elects payment in the form of an annuity during such period, the provisions of the Plan as in effect on July 1, 1998, including the annuity requirements of Appendix A thereof, shall apply.

     10.2. PAYMENTS TO BENEFICIARIES. Subject to Section 10.3, if a Participant dies while any vested portions of his or her Accounts remain undistributed, the vested balance of the Participant's Accounts, less any outstanding loan balance distributable in accordance with Section 9.1(d), shall be distributed to the Participant's Beneficiary in a lump sum payment as soon as practicable after the distribution date elected by such Beneficiary.

     10.3. LIMITS ON COMMENCEMENT AND DURATION OF DISTRIBUTIONS. The requirements of this Section and Section 10.2 shall apply to any payment of a Participant's Benefit, and shall take precedence over any inconsistent provisions of the Plan. All payments required under this Section and Section
10.2 shall be determined and made in accordance with the Regulations under Code
Section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Treasury Regulation Section 1.401(a)(9)-2.

          (a) Unless the Participant elects otherwise, in no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant's attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant's Termination Date.

          (b) the Required Beginning Date of any Participant who is a Five-Percent Owner shall be April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. Effective for Plan Years commencing prior to January 1, 1999, all Participants who are not Five-Percent Owners must begin receiving payments as of April 1 of the calendar year following the earlier of either (i) the calendar year in which the Participant reaches age 70 1/2 or (ii) the calendar year in which the Participant retires. Effective for Plan Years commencing on and after January 1, 1999, all Participants who are not Five-Percent Owners must begin receiving payments as of the April 1 of the calendar year following the calendar year in which the Participant retires. Effective January 1, 1998, Participants (including Participants currently receiving age 70 1/2 distributions) may elect to defer such distributions until April 1 of the calendar year following the calendar year in which he or she retires.

          (c) Distribution shall be made over the life of the Participant or over the lives of the Participant and his or her Beneficiary (or over a period not extending beyond the life expectancy of the Participant and Beneficiary, if applicable).

          (d) If a Participant dies after distribution of his or her vested interest in the Plan has begun, the remaining portion of such vested interest, if any, shall be distributed at least as rapidly as under the method of distribution used prior to the Participant's death.

          (e) If a Participant dies before distribution of his or her vested interest in the Plan has begun, distribution of such vested interest to the Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs; provided, however that this five-year rule shall not apply to a natural person designated as Beneficiary by the Participant or under the specific terms of the Plan if
     (i) such vested interest will be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), (ii) such distribution to the Beneficiary begins no later than December 31 of the calendar year following the calendar year in which the Participant dies or, if such Beneficiary is the Participant's surviving spouse, not later than the date on which the Participant would have attained age 70-1/2, and (iii) the Beneficiary elects not to have the five-year rule apply.

          (f) If the Participant's surviving spouse is the Beneficiary and such spouse dies before distribution to such spouse begins, subsection (e) shall be applied as if the surviving spouse were the Participant.

     10.4. BENEFICIARY DESIGNATIONS. A Participant's Beneficiary shall be his or her surviving spouse; provided, however, if the Participant is not married, or if the Participant is married but the Participant's spouse consents to the designation of a person other than the spouse, the Participant's Beneficiary shall be such person or persons designated by the

Participant to receive his or her vested Account balance at death. Such designation may be made, revoked or changed (without the consent of any previously designated Beneficiary except the spouse) only by an instrument received by the Committee prior to the Participant's death. Any such designation, revocation or change shall be in such form as the Committee may require. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to the consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Participant, the Beneficiary shall be the Participant's estate.

     10.5. FORFEITURES AND RESTORATIONS OF UNVESTED CONTRIBUTIONS. If a Termination Date occurs with respect to a Participant who is not fully vested in his or her Accounts, the following rules shall apply:

          (a) The unvested portion of the Participant's Accounts shall be forfeited as of the last day of the Plan Year in which occurs the earlier of (i) the date the Participant's vested Account balance is distributed to him or her, or (ii) the date on which the Participant incurs five consecutive One Year Breaks in Service. If the value of the vested portion of the Participant's Accounts is zero, the Participant will be deemed to have received a distribution of such vested portion.

          (b) If the Participant is reemployed by an Employer or Affiliate prior to incurring five consecutive One Year Breaks in Service, any unvested portion of the Participant's Accounts forfeited under subsection
     (a) above shall be restored, without adjustment for earnings and losses after the forfeiture, provided that the Participant repays the amount of the prior distribution, if any, prior to the earlier of incurring five consecutive One Year Breaks in Service or within five years of the date of the Participant's reemployment. Such restoration shall be made first from current forfeitures under the Plan, if any, and then from a special Employer contribution to the Plan.

          (c) If the Participant is reemployed by an Employer or Affiliate after incurring five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under subsection (a) above.

          (d) Any forfeitures attributable to Profit Sharing Accounts remaining after the restoration described in subsection (b) above shall be allocated among Participants who are employed by the Employers on the last day of the Plan Year immediately following the Plan Year in which such forfeiture occurs and who are credited with 1,000 Hours of Service in such Plan Year, in proportion to each such Participant's Allocable Compensation for such Plan Year as compared to the total Allocable Compensation of all eligible Participants for such Plan Year.

          (e) Notwithstanding the provisions of subparagraph (d) above, effective October 1, 2000, forfeitures attributable to Matching Accounts which are remaining after the restoration described in subsection (b) above shall be used to offset future Matching Contributions to be made pursuant to Article V.

     10.6. FORM OF PAYMENT. All distributions under the Plan shall be made in cash; provided, however, a Participant choosing a lump sum payment may elect to have all or a portion of the vested balance of the Participant's Account invested in the Company Stock Fund-Fixed Account or Company Stock Fund-Variable Account made in whole shares of Company common stock and the fractional shares, if any, paid in cash.

     10.7. DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 10.7, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of this Section 10.7:

          (a) ELIGIBLE ROLLOVER DISTRIBUTION. An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income.

          (b) ELIGIBLE RETIREMENT PLAN. An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Participant's surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) DISTRIBUTEE. A "distributee" includes a Participant or a former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (d) DIRECT ROLLOVER. A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XI.    AMENDMENT AND TERMINATION

     11.1. AMENDMENT. While the Company expects to continue the Plan, it necessarily reserves the right to amend or terminate the Plan at any time or from time to time, provided, however, that no amendment will reduce the Participant's interest in the Plan to less than the amount that the Participant would have been entitled to receive if the Participant had terminated employment with the Employers and Affiliates on the day of such amendment and no amendment will eliminate an option form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law. The Committee shall have the authority to amend the Plan to the extent that such amendment (i) is required under applicable law, or (ii) does not materially increase the benefits provided under the Plan. All other amendments shall be made by resolution of the Board of Directors of the Company.

     11.2. TERMINATION. The Plan will terminate as to all of the Employers on any date specified by the Board of Directors of the Company. Employees of any Employer shall cease active participation in the Plan on the first to occur of the following:

          (a) the date on which that Employer, by appropriate action communicated in writing to the Company, ceases to be a sponsor of the Plan;

          (b) the date that the Employer is judicially declared bankrupt or insolvent; or

          (c) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantial all of its assets, except that, with the consent of the Company, such arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     11.3. PAYMENT OF PARTICIPANT ACCOUNTS. Upon termination or partial termination of the Plan, or complete discontinuance of contributions by all Employers, the right of each affected Participant to the amounts in his or her Accounts at such time shall be 100% vested and nonforfeitable, and the Committee shall direct the Trustee to distribute the Accounts of each affected Participant under the provisions of the Plan as soon as administratively feasible.

     11.4. PLAN MERGER, CONSOLIDATION OR TRANSFER. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Affiliates which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not an Affiliate. However, no merger or consolidation of a Plan with, or transfer of Plan assets or liabilities to, any other qualified plan will occur unless each Participant would (if such successor plan then terminated) receive a complete payment of his or her Accounts immediately after the merger, consolidation or transfer that is equal to or greater than the complete payment he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). In the event of such merger, consolidation or transfer, the Trustee may transfer assets of the Plan to the Trustees or funding agent of the successor plan and shall direct such Trustees or agent as to the amounts to be credited to the respective accounts of Participants participating in the successor qualified plan. Alternatively, if the Trust is used to fund such successor qualified plan, the Trustee will continue to hold such assets for the benefit of such Participants in accordance with the terms of the successor qualified plan.

ARTICLE XII.   ADMINISTRATION

     12.1. ALLOCATION OF FIDUCIARY DUTIES. The Board of Directors shall have the sole authority to appoint and remove the Trustee. The Committee shall have the authority to appoint and remove any investment manager. The Committee shall also have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan and the Trust. The Plan Administrator shall have the duties of a plan administrator as provided in ERISA. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets under the Trust, all as specifically provided in the Trust. Each Plan fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under the Plan and Trust, and is not required under the Plan or Trust to inquire into the propriety of any such direction, information or action except that each fiduciary shall not be relieved from liability for a breach of fiduciary responsibility by a co-fiduciary under Section 405(a) of Title I of ERISA. It is intended under the Plan and Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan.

     12.2. DUTIES OF PLAN ADMINISTRATOR. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and regulations issued thereunder relating to the administration of the Plan (to the extent not delegated to the Committee under the terms of the Plan or Trust), reports and notifications to Participants, reports to and registration with the Internal Revenue Service, annual reports to the Department of Labor, and any other actions required of the Plan Administrator by ERISA that are not specifically delegated to the Committee or Trustee under the Plan or Trust.

     12.3. THE COMMITTEE. The Committee shall be appointed by the Board of Directors of the Company. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) The discretion to conclusively construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) To prescribe procedures to be followed by Participants applying for benefits;

          (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan and Trust;

          (d) To receive from an Employer and from Participants such information as shall be necessary for the proper administration of the Plan and Trust;

          (e) To furnish an Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, the receipts and disbursements and the assets of the Trust; and

          (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel, and such clerical, medical, accounting, auditing, actuarial and other services as it may require in carrying out the provisions of the Plan.

     12.4. COMMITTEE DECISION FINAL. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. Any misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

     12.5. DIRECTIONS TO TRUSTEE FROM COMMITTEE. The Committee or its designee shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the provisions of the Plan provided, that the Committee may make a standing authorization for all such payments. Any direction to the Trustee shall be in writing or in such other form as may be permitted under the Trust.

     12.6. COMMITTEE PROCEDURES. The Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its members. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan. A dissenting Committee member who, within a reasonable time after such member has knowledge of any action or failure to act by the majority, registers his or her dissent in writing delivered to the other Committee members, shall not be responsible for any such action or failure to act.

     12.7. INFORMATION TO BE SUPPLIED BY PARTICIPANTS. The Committee may require a Participant to furnish all pertinent applications, forms and other information requested by such Committee. The Committee may rely upon all such information so furnished to it, including the Participant's current mailing address. Each Participant entitled to benefits under the Plan must file with an Employer his or her post office address and each change of post office address in such form as may be required by the Committee. Any communication, statement, or notice addressed to such a person at his or her latest post office address as filed with an Employer shall, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan and the Committee shall not be obliged to search for, or to ascertain the whereabouts of, any such person.

     12.8. CLAIMS PROCEDURE. All claims for benefits shall be submitted in writing to the Committee who shall process them and approve or disapprove them within 90 days of the date that the claim is received by the Committee.
If special circumstances arise and the Committee cannot process the claim within 90 days, the Committee shall notify the claimant that the time for making the decision is extended for up to 90 additional days. If the Committee makes a determination to deny benefits to a Participant, the denial shall be stated in writing and delivered or mailed to the Participant. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by the Participant and shall describe the steps necessary for appeal. If the Committee fails to notify the claimant within the applicable period, the claim is considered denied. The Participant whose claim for benefits has been denied shall have a period of 60 days in which to appeal the decision and submit additional information to the Committee. The Committee shall consider the request at its next scheduled meeting. If the claim is again denied in writing, the Participant may request a hearing within 30 days of the second denial and the Committee shall afford a reasonable opportunity for a hearing to any Participant for a review of its decision denying the claim, which hearing shall be held within 60 days following receipt of the request. The claimant shall have an opportunity to present evidence and appear before the Committee. The Committee shall review all evidence submitted by the claimant and shall make its decision regarding the claim within 120 days following the receipt of the request for a hearing by the claimant and shall provide the claimant with a written decision. The decision of the Committee regarding the claim shall be final and conclusive.

     12.9. PLAN EXPENSES. Expenses incurred by the Committee, Plan Administrator or Trustee in the administration of the Plan and the Trust, such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee and all other proper charges and expenses of the Committee, Plan Administrator or the Trustee and of their agents shall be paid from the Trust, unless paid by the Company. Any administrative expense paid to the Trust as a reimbursement shall not be considered an Employer contribution to the Plan.

     12.10. INDEMNIFICATION OF COMMITTEE. The Committee and each individual member thereof shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of a Committee function if the Committee or such member did not act dishonestly or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.

     12.11. EXERCISE OF FIDUCIARY DUTY. Notwithstanding any provision of the Plan and Trust to the contrary, each Plan fiduciary will perform its duties under the Plan and Trust:

          (a)  solely in the interest of Participants and Beneficiaries;

          (b) for the exclusive purpose of providing benefits to Participant and Beneficiaries and defraying reasonable expenses of the Plan and Trust; and

          (c) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of like character and with like aims.

ARTICLE XIII.  MISCELLANEOUS

     13.1. RIGHTS IN TRUST. No person has any right to, or interest in, any assets of the Trust, except as provided under the Plan. All payments provided for in the Plan will be made solely out of the assets of the Trust and neither the Committee, Plan Administrator, the Trustee, nor the Employers assume any liability or responsibility for such payments.

     13.2. LIMITATION OF PARTICIPANT RIGHTS. The adoption and maintenance of the Plan and the Trust by an Employer shall not be construed as giving any Participant or other person any legal or equitable right against an Employer or the Trustee other than his or her rights as a Participant, or as creating or modifying the terms of employment of any Participant.

     13.3. NON-ALIENATION. Amounts payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to such amount under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to payment under the Plan will be void, except in the case of loans made under the Plan and qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by Section 414(p) of the Code or regulations issued thereunder. Notwithstanding any provision of the Plan to the contrary, a domestic relations order may permit distribution of the entire portion of the vested Account balance of a Participant awarded to the alternate payee, in a lump sum payment as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time.

     13.4. PAYMENT UPON INCAPACITY. If in the Committee's opinion a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his or her benefit until claim is made by a conservator or other person legally charged with the care of such person or his or her estate. Thereafter, any benefits to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of the Participant or Beneficiary or his or her estate.

     13.5. SEVERABILITY. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions; instead, each provision is fully severable and the Plan will be construed and enforced as if any illegal or invalid provision had never been included.

     13.6. GOVERNING LAW. To the extent not superseded by federal law, the laws of the State of Illinois shall be controlling in all matters relating to the Plan.

     13.7. ACTION BY EMPLOYERS. Any action required or permitted to be taken by an Employer shall be by resolution of its Board of Directors or by a duly authorized officer of the Employer.

ARTICLE XIV.   TOP-HEAVY RULES

     14.1. REQUIREMENTS IN YEARS PLAN IS TOP-HEAVY. Notwithstanding anything herein to the contrary, if the Plan is Top Heavy as determined pursuant to
Section 416 of the Code for any Plan Year, then the Plan shall meet the following requirements for any such Plan Year:

          (a) It is intended that the Employers will meet the minimum contribution requirements of Section 416(c) of the Code (and Section 416(h) for Plan Years beginning prior to January 1, 2000) by providing a minimum Employer contribution including the Profit Sharing, Discretionary and Matching Contributions, forfeitures and Cash Deferrals for such Plan Year for each Participant who is a Non-Key Employee (including all Non-Key Employees who were employed on the last day of the Plan Year regardless of the number of hours worked during the Plan Year and regardless of whether the Employee made Cash Deferrals at any time during the Plan Year), in accordance with whichever of the following paragraphs is applicable:

               (1) If the Employer does not maintain a tax-qualified defined-benefit pension plan, or if the Employer maintains such a pension plan in which no Participant can participate, the minimum contribution per Participant shall be three percent of the Participant's compensation (as defined in Section 1.415-2(d) of the Income Tax Regulations) for that Plan Year; or

               (2) If the Employer maintains a tax-qualified defined-benefit pension plan in which one or more Participants may participate, and that pension plan is not Top Heavy, the minimum contribution per Participant shall be three percent (3%) of a Participant's compensation (as defined in Section 1.415-2(d) of the Income Tax Regulations) for that Plan Year; provided, however, for Plan Years beginning prior to January 1, 2000, if this Plan is not Super Top Heavy, the minimum contribution shall be increased to four percent if necessary to avoid the application of Section 416(h)(1) of the Code (relating to the adjustment of the combined plan contributions and benefits limitation which would substitute 1.0 for 1.25 in the defined contribution and benefit plan factors under Section 415 of the Code) and if such adjusted plan contributions and benefits limitation would otherwise be exceeded if such increased minimum contribution were not so increased; and

          (b) If the Employer maintains a tax-qualified defined-benefit pension plan in which one or more Participants may participate, and that pension plan is Top Heavy, the minimum contribution per Participant shall be five percent of the Participant's compensation (as defined in Section 1.415-2(d) of the Income Tax Regulations) for that Plan Year; provided, however, for Plan Years beginning prior to January 1, 2000, if this plan is not Super Top Heavy, the minimum contribution shall be increased to 7-1/2% if necessary to avoid the application of Section 416(h)(1) of the Code (relating to the adjustments to the combined plan contributions and benefits limitation described in paragraph (2) above) and if such adjusted plan contributions and benefits limitation would otherwise be exceeded if an increased minimum contribution is not made. The minimum Employer contribution under this Section 14.1(b) shall be allocated to the Participant's Employer contribution accounts in the necessary amounts and in such proportions as the Plan Administrator shall determine. The minimum contribution requirements set forth hereinabove shall be reduced in the following circumstances:


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               (1)  The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in this Plan's aggregate group as provided pursuant to
          Section 416(c)(2)(B)(iii) of the Code; and

               (2) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Section 416(c) of the Code.

     14.2. DEFINITIONS. The definitions relating to this Article 14 are as follows:

          (a) The term "Top-Heavy Plan" or "Top Heavy" means the Plan or refers to the Plan if, as of the Determination Date, the aggregate of the Participant accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Participant accounts of all Employees under the Plan, as determined in accordance with the provisions of Section 416(g) of the Code, including without limitation the requirement that the amount in any Participant's account shall be increased by the aggregate distributions made from such account during the five-year period ending on the Determination Date, including any distributions under a terminated plan which, if it had not been terminated, would have been required to be included in the aggregation group pursuant to this Section 14.2(a). For this purpose, Employees and Key Employees shall include only such individuals who perform services for the Company and Affiliates at any time during the five-year period ending on the Determination Date. The determination of whether the Plan is Top Heavy shall be made after aggregating all other plans of the Company and Affiliates in which a Key Employee participates and all other plans which enable any plan in which a Key Employee participates to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code ("required aggregation"). In addition, to the extent that further aggregation of any other plan of the Company and Affiliates will eliminate the Top-Heavy status of any such plan, the 60% test shall be applied after aggregating such plans, provided that the group of plans continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code ("permissive aggregation") within such permissive aggregation group. The Plan is "Super Top Heavy" if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if 90% were substituted for 60% in each place it appears in this Section 14.2(a).

          (b) The term "Determination Date," for purposes of determining whether the Plan is Top Heavy for a particular Plan Year, means the last day of the preceding Plan Year.

          (c) The term "Key Employee" is any employee or former employee (including a beneficiary of such person) of the Company or Affiliates who at any time during the Plan Year or any of the four (4) preceding Plan Years is or was:


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               (1)  An officer of the Company or Affiliates who receives as annual Allocable Compensation more than 50% of the dollar limit under
          Section 415(c)(1)(A) of the Code (but in no event shall more than 50 employees or, if less, the greater of three or ten percent of all employees, be taken into account under this paragraph (1) as Key Employees);

               (2) One of the ten employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Company and Affiliates, provided that such employee also has a one-half percent or greater interest in the Company and Affiliates and annual Allocable Compensation exceeding the dollar limit under Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends;

               (3) A person owning (or considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Company and Affiliates or stock possessing more than five percent of the total combined voting power of all stock of the Company and Affiliates; or

               (4) A person who has an annual Allocable Compensation from the Company and Affiliates of more than $150,000 and who would be described in paragraph (3) hereof if one percent were substituted for five percent. For purposes of applying Section 318 of the Code to the provisions of this subsection (c), subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting 5% for 50%. In addition, the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply for purposes of determining ownership percentage in the Company under this subsection (c).


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               (5)  The term "Non-Key Employee" means any Participant in the
          Plan (including a beneficiary of such Participant) who is not a Key Employee.

                                    *   *   *

     IN WITNESS WHEREOF, the undersigned has caused this amended and restated Plan document to be executed in the name of the Company this 1st day of January 2001.

                                        ANDREW CORPORATION

                                        By:   /s/  James F. Petelle
                                            -----------------------------------


                                        Its:  Vice President and Secretary
                                            -----------------------------------


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                                   APPENDIX A

               SPECIAL RULES FOR FORMER PASSIVE POWER PARTICIPANTS

          A-1 EFFECTIVE DATE. October 1, 1999.

          A-2 APPLICATION. This Appendix A shall apply to individuals who had account balances under the Passive Power Products, Inc. 401(k) Savings Plan (the "Passive Power Plan") transferred to this Plan (each such individual hereafter referred to as a "Passive Participant").

          A-3 SPECIAL DISTRIBUTION RULE. A Passive Participant who made a rollover contribution to the Passive Power Plan that was transferred to this Plan may withdraw such rollover contribution at any time.


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                                   APPENDIX B

  SPECIAL RULES FOR FORMER ANTENNA COMPANY EMPLOYEES' 401(K) PLAN PARTICIPANTS

          B-1 EFFECTIVE DATE. April 1, 2000.

          B-2 APPLICATION. This Appendix B shall apply to individuals who had account balances under the Antenna Company Employees' 401(k) Plan (the "AWP Plan") transferred to this Plan (each such individual hereafter referred to as an "AWP Participant"). The amount so transferred will be credited to a Merger Account in the name of each AWP Participant.

          B-3 PROFIT SHARING CONTRIBUTIONS. Notwithstanding Section 2.5 of the Plan, for the Plan Year beginning on October 1, 1999, AWP Participants shall be eligible to receive a Profit Sharing Contribution based on their Allocable Compensation for the entire Plan Year, even though they were not eligible to participate in the Plan until April 1, 2000.

          B-4 IN-SERVICE WITHDRAWALS. An AWP Participant who has attained age 59-1/2 and whose Termination Date has not yet occurred may elect to withdraw from his or her Merger Account the amounts attributable to employer discretionary and matching contributions (other than qualified non-elective contributions, if any), provided that the amount being distributed has accumulated for at least two Plan Years in the Participant's AWP Plan Account or Merger Account.

          B-5 VESTING. An AWP Participant shall be fully vested in the balance of his or her Merger Account.



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                                   APPENDIX C

        SPECIAL RULES FOR FORMER CHESAPEAKE MICROWAVE TECHNOLOGIES, INC.
                     401(K) PROFIT SHARING PLAN PARTICIPANTS

          C-1 EFFECTIVE DATE. June 1, 2000.

          C-2 APPLICATION. This Appendix C shall apply to individuals who had account balances under the Chesapeake Microwave Technologies, Inc. 401(k) Profit Sharing Plan (the "Chesapeake Plan") transferred to this Plan (each such individual hereafter referred to as a "Chesapeake Participant"). The amount so transferred will be credited to a Merger Account in the name of each Chesapeake Participant.

          C-3 PROFIT SHARING. Notwithstanding any other provision of this Plan, for the Plan Year beginning October 1, 1999, Chesapeake Participants shall receive a Profit Sharing Contribution based on their Allocable Compensation received on or after June 1, 2000.

          C-4 SERVICE. For purposes of the Plan, "Service" for a Chesapeake Participant and any other individual who was employed by Chesapeake Microwave Technologies, Inc. ("Chesapeake") when it was acquired by Andrew Corporation shall include service with Chesapeake.

          C-5 VESTING. A Chesapeake Participant shall be fully vested in the balance of his or her Merger Account.

          C-6 IN-SERVICE WITHDRAWALS. A Chesapeake Participant who has attained age 59-1/2 and whose Termination Date has not yet occurred may elect to withdraw from his or her Merger Account the amounts attributable to pre-tax deferrals and, if applicable, any qualified non-elective contributions.



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                                   APPENDIX D

                        SPECIAL RULES FOR FORMER CONIFER
                     401(K) PROFIT SHARING PLAN PARTICIPANTS

          D-1 EFFECTIVE DATE. June 1, 2000.

          D-2 APPLICATION. This Appendix D shall apply to individuals who had account balances under the Conifer 401(k) Profit Sharing Plan (the "Conifer Plan") transferred to this Plan (each such individual hereafter referred to as a "Conifer Participant"). The amount so transferred will be credited to a Merger Account in the name of each Conifer Participant.

          D-3 PROFIT SHARING. Notwithstanding any other provision of this Plan, for the Plan Year beginning October 1, 1999, Conifer Participants shall receive a Profit Sharing Contribution based on their Allocable Compensation received on or after June 1, 2000.

          D-4 SERVICE. For purposes of the Plan, "Service" for a Conifer Participant and any other individual who was employed by Conifer Corporation ("Conifer") when it was acquired by Andrew Corporation shall include service with Conifer.

          D-5 VESTING. A Conifer Participant shall be fully vested in the balance of his or her Merger Account.